Exhibit 99.1

TIPTREE REPORTS SECOND QUARTER 2018 RESULTS

•	Revenues of $152.7 million for the quarter, up 9.7% from $139.2 million in the prior year period.

•
Net income (loss) before non-controlling interests of $0.9 million for the quarter, an increase of $6.2 million from the prior year period, primarily driven by increased income from specialty insurance operations and reduced corporate expenses.

•	Operating EBITDA(1) of $15.1 million for the quarter, up 5.6% compared to $14.3 million in the prior year period.

•	Book value per share(2) of $10.74, up 8.8% compared to $9.87 as of June 30, 2017.

•	Declared a dividend of $0.035 per share to stockholders of record on August 20, 2018 with a payment date of August 27, 2018.

New York, New York - August 6, 2018 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), a holding company that combines specialty insurance operations with investment management today announced its financial results for the three and six months ended June 30, 2018.
Summary Consolidated Statements of Operations

($ in millions, except for per share information)	Three Months Ended June 30,		Six Months Ended June 30,
GAAP:	2018	2017	2018	2017
Total revenues	$152.7	$139.2	$300.8	$285.4
Net income (loss) before non-controlling interests	$0.9	$(5.3)	$29.9	$(4.0)
Net income (loss) attributable to Common Stockholders	$0.8	$(4.4)	$24.4	$(3.3)
Diluted earnings per share	$0.02	$(0.15)	$0.73	$(0.12)
Cash dividends paid per common share	$0.065	$0.06	$0.065	$0.06

Non-GAAP: (1)
Operating EBITDA	$15.1	$14.3	$24.0	$26.7
Adjusted EBITDA	$10.2	$6.8	$15.5	$18.6
Book value per share (2)	$10.74	$9.87	$10.74	$9.87
_______________________________

(1)	For further information relating to the Company’s Operating EBITDA, Adjusted EBITDA and Book value per share, including a reconciliation to GAAP financials, see “—Non-GAAP Reconciliations” below.

(2)	For periods prior to April 10, 2018, book value per share assumed full exchange of the limited partners units of TFP for Common Stock.

Earnings Conference Call
Tiptree will host a conference call on Tuesday, August 7, 2018 at 9:00 a.m. Eastern Time to discuss its second quarter 2018 financial results. A copy of our investor presentation, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreeinc.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.

A replay of the call will be available from Tuesday, August 7, 2018 at 1:00 p.m. Eastern Time, until midnight Eastern on Tuesday, August 14, 2018. To listen to the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international), Passcode: 13681062.

Q2’18 Year-To-Date Financial Overview

Insurance:

•	Gross written premiums were $393.7 million, up 12.0%, driven by growth in credit and other specialty programs.

•	Net written premiums were $205.0 million, up 11.8%, driven by growth in credit and warranty products.

•	On March 28, 2018, we expanded our insurance operations into Europe with the creation of Fortegra Europe Insurance Company Limited.

Tiptree Capital:

•
On February 1, 2018, we sold our senior living operations to Invesque in exchange for a net 16.4 million shares, which was $0.91 accretive to our book value per share, as exchanged, or a 9.1% increase over our December 31, 2017 book value per share, as exchanged.

Corporate:

•
On March 23, 2018, we initiated an up to $20 million share buy-back plan split evenly between open market and opportunistic large block purchases. As of June 30, 2018, we repurchased 1,372,739 shares at an average price of $6.45.

•	On April 10, 2018, we completed a corporate reorganization that eliminated Tiptree’s dual class stock structure.

•	On May 4, 2018, we extended our Fortress credit agreement to September 2020 and up-sized our borrowings under that facility to $75 million while reducing the interest rate by 100 basis points.

Consolidated Results of Operations
Revenues

For the three months ended June 30, 2018, revenues were $152.7 million, which increased $13.5 million, or 9.7%, over prior year period. For the six months ended June 30, 2018, revenues were $300.8 million, which increased $15.3 million, or 5.4%, over prior year period. The increase for both periods was driven by growth in earned premiums and service and administrative fees, partially offset by reduced other income and unrealized losses on investments. Earned premiums were $201.7 million for the six months ended June 30, 2018, up from $176.7 million in the comparable 2017 period. This was consistent with our strategy of growing written premiums to increase investable assets and investment income. The combination of unearned premiums and deferred revenues on the balance sheet grew by $94.7 million or 19.1%, from June 30, 2017 to June 30, 2018 as we continue to grow credit protection and warranty written premiums.

Net Income (Loss) before non-controlling interests

For the three months ended June 30, 2018, net income before non-controlling interests was $0.9 million, compared to a loss of $5.3 million in the prior year period. The increase was driven by increased income from specialty insurance operations and reduced corporate expenses, which was partially offset by unrealized losses on Invesque common shares and lower distributions as we reduced our exposure to asset management related investments.

For the six months ended June 30, 2018, net income before non-controlling interests was $29.9 million compared to a loss of $4.0 million in the 2017 period, an increase of $33.9 million. In addition to the factors that impacted the three month period, the year-to-date increase was driven by $34.5 million of income from discontinued operations including the net gain on sale of Care.

The table below highlights key drivers impacting our consolidated results on a pre-tax basis. Many of our investments are carried at fair value and marked to market through unrealized gains and losses. As a result, we expect our earnings relating to these investments to be relatively volatile between periods in contrast to our fixed income securities, which are marked to market through accumulated other comprehensive income (“AOCI”) in stockholders equity. For the six months ended June 30, 2018, we incurred $7.2 million of unrealized losses on our Invesque common shares, all of which was the result of mark to market movement from the date of the Care sale (February 1, 2018). During 2017, we made a strategic decision to decrease our overall exposure to CLO subordinated notes, which resulted in deconsolidation and decreased our earnings from CLO distributions and gains on sales of investments when comparing 2018 versus 2017 periods.

($ in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Unrealized and realized gains (losses)(1)	$(3,829)	$(6,866)	$(11,534)	$(6,166)
Discontinued operations (Care)(2)	$—	$(2,294)	$46,808	$(3,824)
Asset management - credit investments	$(1,135)	$2,670	$(858)	$7,838
_______________________________
(1) Excludes Mortgage realized and unrealized gains and losses - Performing and NPLs. Includes $7.2 million of unrealized losses attributable to Invesque shares from the date of the Care sale (February 1, 2018).
(2) Includes pre-tax Gain on sale of Discontinued Operations of $46.2 million.

Non-GAAP

Management uses Operating EBITDA, Adjusted EBITDA and book value per share as measurements of operating performance which are non-GAAP measures. Management believes the use of Operating EBITDA and Adjusted EBITDA provides supplemental information useful to investors as they are frequently used by the financial community to analyze financial performance, and to analyze a company’s ability to service its debt and to facilitate comparison among companies. Management uses Operating EBITDA as part of its capital allocation process and to assess comparative returns on invested capital amongst our businesses and investments. Adjusted EBITDA is also used in determining incentive compensation for the Company’s executive officers. Operating EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. Management believes the use of book value per share provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis.

For the three months ended June 30, 2018, Operating EBITDA was $15.1 million compared to $14.3 million in the prior year period, an increase of $0.8 million, or 5.6%. Operating EBITDA for the six months ended June 30, 2018 was $24.0 million compared to $26.7 million for the 2017 period, a decrease of $2.7 million, or 10.1%. The key drivers of the change in Operating EBITDA were increased income from specialty insurance operations and reduced corporate expenses, which were more than offset by lower distributions on asset management related investments.

Total stockholders’ equity was $400.8 million as of June 30, 2018 compared to $390.7 million as of June 30, 2017. Book value per share for the period ended June 30, 2018 was $10.74, an increase from book value per share, as exchanged, of $9.87 as of June 30, 2017. The key drivers of the period-over-period impact were basic earnings per share of $1.04 over the last four quarters and the purchase of 1.4 million shares at an average 39% discount to book value. Those increases were partially offset by dividends paid of $0.125 per share and officer and director compensation share issuances. Over the past twelve months, Tiptree returned $13.7 million to shareholders through share repurchases and dividends paid.

Results by Segment

Tiptree is a holding company that combines insurance operations with investment management expertise. In addition to our specialty insurance operations, we allocate our capital across our investments in other companies and assets which we refer to as Tiptree Capital. As of June 30, 2018, Tiptree Capital consists of asset management operations, mortgage operations and other investments (including Invesque common shares). As such, we classify our business into three reportable segments– specialty insurance, asset management and mortgage. Corporate activities include holding company interest expense, employee compensation and benefits, and other expenses. The following table presents the components of total pre-tax income including continuing and discontinued operations.

Pre-tax Income

($ in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Specialty Insurance	$8,731	$(732)	$10,074	$4,069
Tiptree Capital:
Asset management	(614)	4,529	278	10,110
Mortgage	354	(1,300)	507	(999)
Other	(245)	1,226	(2,962)	1,310
Corporate	(6,649)	(8,628)	(13,363)	(15,357)
Pre-tax income (loss) from continuing operations	$1,577	$(4,905)	$(5,466)	$(867)
Pre-tax income (loss) from discontinued operations (1)	$—	$(2,294)	$46,808	$(3,824)
_______________________________

(1)	Includes Care for 2017 and 2018. Includes $46.2 million pre-tax gain on sale of Care in 2018.

Operating EBITDA and Invested Capital - Non-GAAP (1)

($ in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Specialty Insurance	$16,180	$12,762	$29,500	$25,020
Tiptree Capital	3,659	8,256	7,007	15,091
Asset management	652	3,330	1,572	6,678
Mortgage	294	2,076	604	2,963
Other (2)	2,713	2,850	4,831	5,450
Corporate	(4,786)	(6,717)	(12,556)	(13,441)
Total Operating EBITDA	$15,053	$14,301	$23,951	$26,670

Management evaluates the return on Invested Capital and Total Capital, which are non-GAAP financial measures, when making capital investment decisions. Invested Capital represents its total cash investment, including any re-investment of earnings, and acquisition costs, net of tax. Total Capital represents Invested Capital plus Corporate Debt. Management believes the use of these financial measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze how the Company has allocated capital over-time and provide a basis for determining the return on capital to shareholders.

	As of June 30,
($ in thousands)	Invested Capital		Total Capital
	2018	2017	2018	2017
Specialty Insurance	$288,433	$265,156	$448,433	$410,416
Tiptree Capital	163,724	201,121	163,724	201,121
Asset management	2,498	60,503	2,498	60,503
Mortgage	31,217	22,071	31,217	22,071
Other (2)	130,009	118,547	130,009	118,547
Corporate	(14,852)	(33,121)	59,178	24,379
Total Tiptree	$437,305	$433,156	$671,335	$635,916
_______________________________

(1)
For further information relating to the Company’s Invested Capital, Total Capital and Operating EBITDA, including a reconciliation to GAAP total stockholders equity and pre-tax income, see “—Non-GAAP Reconciliations.”

(2)
Includes discontinued operations related to Care. As of February 1, 2018, invested capital from Care discontinued operations is represented by our investment in Invesque common shares. For more information, see Note—(3) Dispositions, Assets Held for Sale & Discontinued Operations, in the Form 10-Q for the quarter ended June 30, 2018.

About Tiptree
Tiptree Inc. (NASDAQ: TIPT) is a holding company that combines insurance operations with investment management expertise. The Company’s principal operating subsidiary is a leading provider of specialty insurance products and related services, including credit protection, warranty, and programs which underwrite niche personal and commercial lines of insurance. The Company also allocates capital across a broad spectrum of investments, which is referred to as Tiptree Capital. Today, Tiptree Capital consists of asset management operations, mortgage operations and other investments. For more information, please visit www.tiptreeinc.com.
Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements.

Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Condensed Consolidated Balance Sheet
($ in thousands, except share data)

	As of
	June 30, 2018	December 31, 2017
Assets:
Investments:
Available for sale securities, at fair value	$234,361	$182,448
Loans, at fair value	233,535	258,173
Equity securities, at fair value	140,132	25,536
Other investments	56,442	59,142
Total investments	664,470	525,299
Cash and cash equivalents	91,490	110,667
Restricted cash	18,148	31,570
Notes and accounts receivable, net	194,971	186,422
Reinsurance receivables	373,145	352,967
Deferred acquisition costs	146,882	147,162
Goodwill	91,562	91,562
Intangible assets, net	56,936	64,017
Other assets	40,329	31,584
Assets held for sale	51,598	448,492
Total assets	$1,729,531	$1,989,742

Liabilities and Stockholders’ Equity
Liabilities:
Debt, net	$366,215	$346,081
Unearned premiums	526,282	503,446
Policy liabilities and unpaid claims	122,290	112,003
Deferred revenue	63,797	56,745
Reinsurance payable	93,488	90,554
Other liabilities and accrued expenses	110,379	121,321
Liabilities held for sale	46,264	362,818
Total liabilities	$1,328,715	$1,592,968

Stockholders’ Equity: (1)
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common Stock: $0.001 par value, 200,000,000 shares authorized, 36,643,317 and 35,003,004 shares issued and outstanding, respectively	37	35
Common stock - Class B: $0.001 par value, none and 50,000,000 shares authorized, none and 8,049,029 shares issued and outstanding, respectively	—	8
Additional paid-in capital	335,749	295,582
Accumulated other comprehensive income (loss), net of tax	(2,399)	966
Retained earnings	60,265	38,079
Common Stock held by subsidiaries, 0 and 5,197,551 shares, respectively	—	(34,585)
Class B common stock held by subsidiaries, none and 8,049,029 shares, respectively	—	(8)
Total Tiptree Inc. stockholders’ equity	393,652	300,077
Non-controlling interests - TFP	—	77,494
Non-controlling interests - Other	7,164	19,203
Total stockholders’ equity	400,816	396,774
Total liabilities and stockholders’ equity	$1,729,531	$1,989,742
_______________________________
(1) For information related to changes in the Company’s equity capitalization, see “Note—(16) Stockholders’ Equity” in the Form 10-Q for the quarter ended June 30, 2018.

Tiptree Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Earned premiums, net	$100,044	$87,477	$201,689	$176,708
Service and administrative fees	24,891	23,067	49,467	46,843
Ceding commissions	2,242	2,017	4,525	4,288
Net investment income	4,927	3,687	9,132	8,192
Net realized and unrealized gains (losses)	11,472	11,445	18,078	27,657
Other revenue	9,133	11,552	17,890	21,746
Total revenues	152,709	139,245	300,781	285,434
Expenses:
Policy and contract benefits	34,174	29,802	70,800	62,794
Commission expense	62,562	56,546	125,195	113,339
Employee compensation and benefits	27,188	29,035	54,976	58,065
Interest expense	6,655	6,305	12,601	12,383
Depreciation and amortization	2,953	3,471	5,910	7,025
Other expenses	17,600	21,886	36,765	39,505
Total expenses	151,132	147,045	306,247	293,111
Other income:
Income attributable to consolidated CLOs	—	7,941	—	16,808
Expenses attributable to consolidated CLOs	—	5,046	—	9,998
Net income (loss) attributable to consolidated CLOs	—	2,895	—	6,810
Total other income	—	2,895	—	6,810
Income (loss) before taxes from continuing operations	1,577	(4,905)	(5,466)	(867)
Less: provision (benefit) for income taxes	701	(1,305)	(867)	263
Net income (loss) from continuing operations	876	(3,600)	(4,599)	(1,130)
Discontinued operations:
Income (loss) before taxes from discontinued operations	—	(2,294)	624	(3,824)
Gain on sale of discontinued operations, net	—	—	46,184	—
Less: Provision (benefit) for income taxes	—	(570)	12,327	(972)
Net income (loss) from discontinued operations	—	(1,724)	34,481	(2,852)
Net income (loss) before non-controlling interests	876	(5,324)	29,882	(3,982)
Less: net income (loss) attributable to non-controlling interests - TFP	108	(1,045)	5,500	(837)
Less: net income (loss) attributable to non-controlling interests - Other	(58)	164	(4)	198
Net income (loss) attributable to Common Stockholders	$826	$(4,443)	$24,386	$(3,343)

Net income (loss) per Common Share:
Basic, continuing operations, net	$0.02	$(0.11)	$(0.11)	$(0.05)
Basic, discontinued operations, net	—	(0.04)	0.84	(0.07)
Basic earnings per share	$0.02	$(0.15)	$0.73	$(0.12)

Diluted, continuing operations, net	0.02	(0.11)	(0.11)	(0.05)
Diluted, discontinued operations, net	—	(0.04)	0.84	(0.07)
Diluted earnings per share	$0.02	$(0.15)	$0.73	$(0.12)

Weighted average number of Common Shares:
Basic	36,593,154	28,832,975	33,245,921	28,630,027
Diluted	37,386,319	28,832,975	33,245,921	28,630,027

Dividends declared per Common Share	$0.035	$0.030	$0.070	$0.060

Tiptree Inc.
Non-GAAP Reconciliations (Unaudited)

Non-GAAP Financial Measures — Adjusted EBITDA and Operating EBITDA

The Company defines Adjusted EBITDA as GAAP net income of the Company adjusted to add (i) corporate interest expense, consolidated income taxes and consolidated depreciation and amortization expense, (ii) adjust for the effect of purchase accounting, (iii) adjust for non-cash fair value adjustments, and (iv) any significant non-recurring expenses. Operating EBITDA represents Adjusted EBITDA plus stock based compensation expense, less realized and unrealized gains and losses and less third party non-controlling interests. Operating EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income.

($ in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income (loss) attributable to Common Stockholders	$826	$(4,443)	$24,386	$(3,343)
Add: net (loss) income attributable to noncontrolling interests	50	(881)	5,496	(639)
Less: net income from discontinued operations	—	(1,724)	34,481	(2,852)
Income (loss) from continuing operations	$876	$(3,600)	$(4,599)	$(1,130)
Corporate Debt related interest expense (1)	4,538	2,998	8,390	5,913
Consolidated income tax expense (benefit)	701	(1,305)	(867)	263
Depreciation and amortization expense (2)	2,751	3,036	5,460	6,125
Non-cash fair value adjustments (3)	—	3,174	66	3,687
Non-recurring expenses (4)	1,301	—	925	(1,736)
Adjusted EBITDA from continuing operations	$10,167	$4,303	$9,375	$13,122
Add: Stock-based compensation expense	1,051	1,342	2,284	3,140
Less: Realized and unrealized gain (loss)	(3,829)	(6,866)	(11,534)	(6,166)
Less: Third party non-controlling interests	(6)	357	(134)	486
Operating EBITDA from continuing operations	$15,053	$12,154	$23,327	$21,942

Income (loss) from discontinued operations	$—	$(1,724)	$34,481	$(2,852)
Consolidated income tax expense (benefit)	—	(570)	12,327	(972)
Consolidated depreciation and amortization expense	—	4,726	—	8,981
Non-cash fair value adjustments (3)	—	—	(40,672)	—
Non-recurring expenses (4)	—	36	—	277
Adjusted EBITDA from discontinued operations	$—	$2,468	$6,136	$5,434
Less: Realized and unrealized gain (loss) (5)	—	$—	$5,512	$—
Less: Third party non-controlling interests	—	$321	$—	$706
Operating EBITDA from discontinued operations	$—	$2,147	$624	$4,728
Total Adjusted EBITDA	$10,167	$6,771	$15,511	$18,556
Total Operating EBITDA	$15,053	$14,301	$23,951	$26,670
_______________________________

(1)
Corporate Debt interest expense includes Secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in specialty insurance, asset management, mortgage and other operations is not added-back for Adjusted EBITDA and Operating EBITDA.

(2)
Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at the Insurance Company. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our Insurance company increased EBITDA above what the historical basis of accounting would have generated.

(3)
For Reliance, within our mortgage operations, Adjusted EBITDA excludes the impact of changes in contingent earn-outs. For our specialty insurance operations, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA. For Care (Discontinued Operations), the reduction in EBITDA is related to accumulated depreciation and amortization, and certain operating expenses, which were previously included in Adjusted EBITDA in prior periods.

(4)	Acquisition, start-up and disposition costs including legal, taxes, banker fees and other costs.Includes payments pursuant to a separation agreement, dated November 10, 2015.
(5)	Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs as those are recurring in nature and align with those business models.

Non-GAAP Financial Measures — Adjusted EBITDA and Operating EBITDA

The tables below present EBITDA and Adjusted EBITDA by business component.

	Three Months Ended June 30, 2018
		Tiptree Capital
($ in thousands)	Specialty Insurance	Asset Management	Mortgage	Other	Discontinued Operations(1)	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing ops	$8,731	$(614)	$354	$(245)	$—	$(505)	$(6,649)	$1,577
Pre-tax income/(loss) from discontinued ops	—	—	—	—	—	—	—	—
Adjustments:
Corporate Debt related interest expense(1)	3,357	—	—	—	—	—	1,181	4,538
Depreciation and amortization expenses(2)	2,495	—	136	58		194	62	2,751
Non-cash fair value adjustments(3)	—	—	—	—	—	—	—	—
Non-recurring expenses(4)	1,074	—	—	227	—	227	—	1,301
Adjusted EBITDA	$15,657	$(614)	$490	$40	$—	$(84)	$(5,406)	$10,167
Add: Stock-based compensation expense	$627	$—	$(196)	$—	$—	$(196)	$620	$1,051
Less: Realized and unrealized gain (loss)(5)	104	(1,266)	—	(2,667)	—	(3,933)	—	(3,829)
Less: Third party non-controlling interests	—	—	—	(6)	—	(6)	—	(6)
Operating EBITDA	$16,180	$652	$294	$2,713	$—	$3,659	$(4,786)	$15,053
_______________________________
(1) Includes discontinued operations related to Care. For more information, see “Note—(3) Dispositions, Assets Held for Sale & Discontinued Operations” in the Form 10-Q for the quarter ended June 30, 2018.

	Six Months Ended June 30, 2018
		Tiptree Capital
($ in thousands)	Specialty Insurance	Asset Management	Mortgage	Other	Discontinued Operations(1)	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing ops	$10,074	$278	$507	$(2,962)	$—	$(2,177)	$(13,363)	$(5,466)
Pre-tax income/(loss) from discontinued ops	—	—	—	—	46,808	46,808	—	46,808
Adjustments:
Corporate Debt related interest expense(1)	6,580	—	—	—	—	—	1,810	8,390
Depreciation and amortization expenses(2)	4,969	—	272	95		367	124	5,460
Non-cash fair value adjustments(3)	66	—	—	—	(40,672)	(40,672)	—	(40,606)
Non-recurring expenses(4)	2,161	—	—	1,095	—	1,095	(2,331)	925
Adjusted EBITDA	$23,850	$278	$779	$(1,772)	$6,136	$5,421	$(13,760)	$15,511
Add: Stock-based compensation expense	1,255	—	(175)	—	—	(175)	1,204	2,284
Less: Realized and unrealized gain (loss)(5)	(4,395)	(1,294)	—	(5,845)	5,512	(1,627)	—	(6,022)
Less: Third party non-controlling interests	—	—	—	(134)	—	(134)	—	(134)
Operating EBITDA	$29,500	$1,572	$604	$4,207	$624	$7,007	$(12,556)	$23,951
_______________________________
(1) Includes discontinued operations related to Care. For more information, see “Note—(3) Dispositions, Assets Held for Sale & Discontinued Operations” in the Form 10-Q for the quarter ended June 30, 2018.

	Three Months Ended June 30, 2017
		Tiptree Capital
($ in thousands)	Specialty Insurance	Asset Management	Mortgage	Other	Discontinued Operations(1)	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing ops	$(732)	$4,529	$(1,300)	$1,226	$—	$4,455	$(8,628)	$(4,905)
Pre-tax income/(loss) from discontinued ops	—	—	—	—	(2,294)	(2,294)	—	(2,294)
Adjustments:								—
Corporate Debt related interest expense(1)	1,726	—	—	—	—	—	1,272	2,998
Depreciation and amortization expenses(2)	2,762	—	136	76	.	4,938	62	7,762
Non-cash fair value adjustments(3)	113	—	3,061	—	—	3,061	—	3,174
Non-recurring expenses(4)	—	—	—	—	36	36	—	36
Adjusted EBITDA	$3,869	$4,529	$1,897	$1,302	$2,468	$10,196	$(7,294)	$6,771
Add: Stock-based compensation expense	586	—	179	—	—	179	577	1,342
Less: Realized and unrealized gain (loss)(5)	(8,307)	1,199	—	242	—	1,441	—	(6,866)
Less: Third party non-controlling interests	—	—	—	357	321	678	—	678
Operating EBITDA	$12,762	$3,330	$2,076	$703	$2,147	$8,256	$(6,717)	$14,301
_______________________________
(1) Includes discontinued operations related to Care. For more information, see “Note—(3) Dispositions, Assets Held for Sale & Discontinued Operations” in the Form 10-Q for the quarter ended June 30, 2018.

	Six Months Ended June 30, 2017
		Tiptree Capital
($ in thousands)	Specialty Insurance	Asset Management	Mortgage	Other	Discontinued Operations(1)	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing ops	$4,069	$10,110	$(999)	$1,310	$—	$10,421	$(15,357)	$(867)
Pre-tax income/(loss) from discontinued ops	—	—	—	—	(3,824)	(3,824)	—	(3,824)
Adjustments:								—
Corporate Debt related interest expense(1)	3,361	—	—	—	—	—	2,552	5,913
Depreciation and amortization expenses(2)	5,591	—	274	136	8,981	9,391	124	15,106
Non-cash fair value adjustments(3)	226	—	3,461	—	—	3,461	—	3,687
Non-recurring expenses(4)	—	—	—	—	277	277	(1,736)	(1,459)
Adjusted EBITDA	$13,247	$10,110	$2,736	$1,446	$5,434	$19,726	$(14,417)	$18,556
Add: Stock-based compensation expense	1,937	—	227	—	—	227	976	3,140
Less: Realized and unrealized gain (loss)(5)	(9,836)	3,432	—	238	—	3,670	—	(6,166)
Less: Third party non-controlling interests	—	—	—	486	706	1,192	—	1,192
Operating EBITDA	$25,020	$6,678	$2,963	$722	$4,728	$15,091	$(13,441)	$26,670
_______________________________
(1) Includes discontinued operations related to Care. For more information, see “Note—(3) Dispositions, Assets Held for Sale & Discontinued Operations” in the Form 10-Q for the quarter ended June 30, 2018.

Non-GAAP Financial Measures — Book value per share

Management believes the use of this financial measure provides supplemental information useful to investors as book value is frequently used by the financial community to analyze company growth on a relative per share basis. The following table provides a reconciliation between total stockholders’ equity and total shares outstanding, net of treasury shares.

($ in thousands, except per share information)	As of June 30,
	2018	2017
Total stockholders’ equity	$400,816	$390,672
Less non-controlling interest - other	7,164	24,867
Total stockholders’ equity, net of non-controlling interests - other	$393,652	$365,805
Total Common shares outstanding	36,643	29,017
Total Class B shares outstanding	—	8,049
Total shares outstanding	36,643	37,066
Book value per share(1)	$10.74	$9.87
_______________________________
(1) For periods prior to April 10, 2018, book value per share assumes full exchange of the limited partners units of TFP for Common Stock.

Non-GAAP Financial Measures — Invested & Total Capital

Invested Capital represents its total cash investment, including any re-investment of earnings, and acquisition costs, net of tax. Total Capital represents Invested Capital plus Corporate Debt.

($ in thousands)	As of June 30,
	2018	2017
Total stockholders’ equity	$400,816	$390,672
Less non-controlling interest - other	7,164	24,867
Total stockholders’ equity, net of non-controlling interests - other	$393,652	$365,805
Plus Specialty Insurance accumulated depreciation and amortization, net of tax	39,491	32,262
Plus Care accumulated depreciation and amortization - discontinued operations, net of tax and NCI	—	26,538
Plus acquisition costs	4,161	8,552
Invested Capital	$437,304	$433,157
Plus corporate debt	$234,030	$202,760
Total Capital	$671,334	$635,917